UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2025

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note

On September 9, 2025 (the “Closing Date”), APLD FAR-01 LLC (the “Borrower”), a Delaware limited liability company and a subsidiary of Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a promissory note (the “Promissory Note”) with Macquarie Equipment Capital, Inc., a Delaware corporation (the “Lender”). The Promissory Note provides for a principal sum of (a) $50 million (the “Initial Loan”), which was drawn on the Closing Date, plus (b) subject to the mutual consent of the Borrower and the Lender, additional loans in an aggregate principal amount not to exceed $25 million (the “Additional Loans” and together with the Initial Loan, the “Loan”). The Loan shall bear interest at 8.0% per annum, unless an Event of Default (as defined therein) has occurred and is continuing, in which case, the Secured Obligations (as defined therein) shall bear interest at the sum of 8.0% per annum plus an additional 1.50% per month (the “Post-Default Rate”). From the Closing Date until the date that is twelve months following the Closing Date (the “PIK Period”), accrued interest will be paid in kind, with such payment in kind being capitalized to principal monthly and at such other times as may be specified in the Promissory Note. After the PIK Period, accrued interest will be paid in cash, provided that (i) the Post-Default Rate interest is payable in cash on demand and (ii) accrued interest on any principal amount repaid or prepaid is payable on the date of such repayment or prepayment. The Promissory Note matures on the earliest of (i) the date of acceleration of the Loan, (ii) February 1, 2026, if the 200 MW Lease Execution (as defined therein) has not occurred on or before October 31, 2025, or (iii) September 9, 2027. The Loan will accelerate and the Borrower must mandatorily prepay the full outstanding principal balance of the Promissory Note, together with accrued interest to the date of prepayment on the principal amount prepaid and any other amounts then due and payable, upon the occurrence of any of the following conditions: (a) a Change of Control (as defined therein), (b) within ninety (90) days following the occurrence of the 200 MW Lease Execution, and (c) within thirty (30) days following a Qualifying Preference Share Issuance (as defined therein).

The Borrower may voluntarily prepay all or part of the Promissory Note at any time with no less than three (3) business days’ notice with accrued interest to the date of prepayment on the principal amount prepaid, so long as, with respect to the portion of the Loan then being prepaid, in each case, such prepayment is accompanied by the payment of amounts sufficient to achieve a rate of return that equals or exceeds 1.10 to 1.00. The same 1.10x return hurdle applies to repayment at maturity. Amounts repaid under the Promissory Note will not be available to be re-borrowed.

Proceeds of the Loan under the Promissory Note will be used, in part, to (i) pay transaction costs, (ii) pay transaction expenses in connection with the Note Documents (as defined therein), (iii) fund the purchase of the financed properties located on the Company’s campus in Harwood, ND (“Polaris Forge 2”), including all associated closing costs, title fees, and legal expenses, (iv) finance improvements to the Polaris Forge 2 properties, (v) fund the purchase of the Transformers (as defined therein) and other equipment expected to be installed and used for the improvements of the Polaris Forge 2 properties, (v) to pay any other costs, fees, expenses, or amounts related to or in connection with the development and construction of Polaris Forge 2, and (vi) for general corporate working capital purposes.

In connection with the Loan, (i) the Borrower, APLD FAR Holdings LLC (“Intermediate Holdings”), a Delaware limited liability company, as parent of the Borrower, and APLD FAR-02 LLC (“FAR-02”), a Delaware limited liability company, as a subsidiary of Intermediate Holdings, have entered into a guarantee and collateral agreement, as grantors thereunder, in favor of the Lender (the “Guarantee and Collateral Agreement”) pursuant to which the Borrower, Intermediate Holdings, and FAR-02 pledged a continuing security interest in substantially all of their respective assets except for Excluded Assets (as defined in the Guarantee and Collateral Agreement) and (ii) the Company provided a guarantee (the “Parent Guarantee”) in favor of the Lender that includes certain covenants that limit the Company’s ability to (a) transfer or dispose of any Collateral (as defined in the Guarantee and Collateral Agreement) without the prior written consent of the Lender, (b) grant certain liens upon or with respect to the Collateral, and (c) allow the Borrower and its subsidiaries to sell or otherwise transfer assets to their affiliates, subject to certain specified exceptions in each case. The Borrower will also grant mortgages to the Lender over certain properties.

In connection with the Promissory Note, Northland Securities, Inc. (d/b/a Northland Capital Markets) acted as sole placement agent, Wells Fargo Securities, LLC acted as lead capital markets advisor to the Company and Texas Capital acted as a capital markets advisor to the Company.

The foregoing descriptions of the Promissory Note, the Guarantee and Collateral Agreement, and the Parent Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, filed as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Series G Preferred Stock Offering

On September 11, 2025, the Company entered into the second amendment (the “Second Amendment”) to the preferred equity purchase agreement, dated April 30, 2025, by and between the Company and the investors signatory thereto, as amended by the first amendment, dated August 14, 2025 (as amended, the “PEPA”) in order to increase its access to capital to fund the continued construction and development of its Polaris Forge 1 data center campus in Ellendale, North Dakota and other general corporate purposes.

The Second Amendment amends the PEPA to, among other things, increase the aggregate commitment amount of the shares of Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) from $300 million to $450 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a form of which is attached hereto as Exhibit 10.4 and is incorporated in its entirety by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” under the heading “Promissory Note” is incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the Series G Preferred Stock pursuant to the PEPA, and the shares of common stock of the Company, par value $0.001 (the “Common Stock”) issuable upon the conversion of the Series G Preferred Stock, is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Series G Preferred Stock, nor shall there be an offer, solicitation or sale of the Series G Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2025, the Company filed an amendment (the “Certificate of Designations Amendment”) to the Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, originally filed with the Secretary of State of the State of Nevada on April 30, 2025, as amended on August 14, 2025 (as amended, the “Certificate of Designations”).

The Certificate of Designations Amendment amends the Certificate of Designations to increase the number of shares authorized for issuance as Series G Preferred Stock from 156,000 to 204,000 shares.

The foregoing description of the Certificate of Designations Amendment is qualified in its entirety by reference to the full text of the Certificate of Designations Amendment, a form of which is attached hereto as Exhibit 3.1 and is incorporated in its entirety by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding Polaris Forge 1 and Polaris Forge 2 development, (ii) statements about the high performance compute industry, (iii) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of Polaris Forge 1 and Polaris Forge 2; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and high performance compute infrastructure needs and their impact on future plans; costs related to high performance compute operations and strategy; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 11, 2025.
10.1*	Promissory Note, dated September 9, 2025, issued by APLD FAR-01 LLC and payable to Macquarie Equipment Capital, Inc.
10.2	Parent Guarantee, dated September 9, 2025, issued by Applied Digital Corporation in favor of Macquarie Equipment Capital, Inc.
10.3**	Guarantee and Collateral Agreement, dated September 9, 2025, by and among APLD FAR-01 LLC, APLD FAR Holdings LLC, APLD FAR-02 LLC, and Macquarie Equipment Capital, Inc.
10.4**	Form of Second Amendment to Preferred Equity Purchase Agreement, dated September 11, 2025, by and between the Company and the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

** The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 12, 2025	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer